Exhibit 99.1

Investor Update - September 12, 2024

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

Certain financial information provided in this exhibit (“non-GAAP financial figures”) is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. Air Group is not able to reconcile certain forward looking non-GAAP financial figures without unreasonable effort because the adjusting items will not be known until the end of the indicated future periods and could be significant. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
FINANCIAL UPDATE
The table below reflects our updated expectations for Q3 2024:

	Q3 Expectation	Previous Q3 Expectation
Capacity (ASMs) % change versus 2023	Up 2% to 3%	Up 2% to 3%
CASMex % change versus 2023	Up high single digits	Up high single digits
RASM % change versus 2023	Up ~ 2%	Flat to positive
Economic fuel cost per gallon	$2.60 to $2.70	$2.85 to $2.95
Earnings per share(a)	$2.15 to $2.25	$1.40 to $1.60
(a) Earnings per share guidance assumes a tax rate of approximately 25%.

Throughout the summer travel period, we continued to experience strong demand as we flew a record schedule and delivered a reliable operation for guests with a 99.3% completion rate QTD. While capacity remains in line with prior expectations, revenue has performed better than anticipated driven by additional revenue in July related to CrowdStrike disruptions across the industry and stronger performance in August and September. As previously expected, unit revenue inflected positively in August, and with continued strength into September, we now expect total unit revenue to be up approximately 2% y/y in Q3 2024. Additionally, moderating crude oil and West Coast refining margins have led us to lower our economic fuel cost expectations to $2.60 to $2.70 per gallon for the quarter. As a result of the improved revenue and fuel cost outlook, we are raising our adjusted EPS for Q3 2024, which we now expect to be between $2.15 and $2.25.